EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-226318 and No. 333-239501) on Form S-8 of Coastal Financial Corporation of our report dated March 11, 2021, with respect to the consolidated financial statements of Coastal Financial Corporation included in this Annual Report on Form 10-K of Coastal Financial Corporation for the year ended December 31, 2020.

/s/ Moss Adams LLP

Everett, Washington

March 11, 2021